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                                                                     EXHIBIT 4.5
                         [Form of Warrant Certificate]
                                     [Face]
                  EXERCISABLE ON OR AFTER THE SEPARATION DATE.


No. ______                                                       ______ Warrants

                              Warrant Certificate

                         CONCENTRIC NETWORK CORPORATION


          This Warrant Certificate certifies that ________________, or its registered assigns, is the registered holder of Warrants to purchase Common Stock, par value $.001 (the "Common Stock"), of Concentric Network Corporation, a Delaware corporation (the "Company"). This Warrant Certificate is issued pursuant to the Warrant Agreement, dated as of December 18, 1997 (the "Warrant Agreement") by and between the Company and Chase Manhattan Bank and Trust Company, National Association, as Warrant Agent (the "Warrant Agent"). All capitalized terms not otherwise defined herein shall have the meanings given to those terms in the Warrant Agreement. Each Warrant entitles the registered holder, upon exercise at any time commencing at 9:00 a.m., New York City time, on the Separation Date (as defined in the Warrant Agreement) until 5:00 p.m., New York City time on the Expiration Date, to receive from the Company 6.34072 fully paid and nonassessable shares of Common Stock (the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $10.8625 per share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

          No Warrant may be exercised before the Separation Date. No Warrant may be exercised after 5:00 p.m., New York City time on December 15, 2007, the Expiration Date, and to the extent not exercised by such time such Warrants shall become void.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

          This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.
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     IN  WITNESS WHEREOF, Concentric Network Corporation has caused this Warrant
Certificate to be signed by its President and by its Secretary, each by a signature or a facsimile thereof, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:__________________


                              CONCENTRIC NETWORK CORPORATION


                              By:______________________________
                                 Name:
                                 Title:  President

                              By:______________________________
                                 Name:
                                 Title:  Secretary


Countersigned:

CHASE MANHATTAN BANK AND TRUST COMPANY,
NATIONAL ASSOCIATION,
as Warrant Agent


By:_____________________
   Authorized Signature
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                         [Form of Warrant Certificate]

                                   [Reverse]

               [Unless and until it is exchanged in whole or in part for Warrants in definitive form, this Warrant may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary. The Depository Trust Company ("DTC"), (55 Water Street, New York, New York) shall act as the depositary until a successor shall be appointed by the Company and the Warrant Agent. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/1/


          THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE AND WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE UNITS, NOTES AND WARRANTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR WARRANT AGENT) OR
          (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IN THE CASE OF (b),

          _______________________

   /1/ This paragraph is to be included only if the Warrant is in global form.

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          (c), (d) OR (e), UPON AN OPINION OF COUNSEL IF THE ISSUER OR TRUSTEE,
          REGISTRAR OR TRANSFER AGENT FOR THE SECURITIES SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND
          (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                    The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring December 15, 2007 entitling the holder on exercise to receive shares of Common Stock, par value $.001, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of December 18, 1997 (the "Warrant Agreement"), duly executed and delivered by the Company to Chase Manhattan Bank and Trust Company, National Association, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant Agreement.

                    Warrants may be exercised at any time from 9:00 a.m., New York City time, on or after the Separation Date and until 5:00 p.m., New York City time on the Expiration Date. A Warrant may be exercised upon surrender to the Company at the Principal Office of the Warrant Agent of the certificate or certificates evidencing the Warrant to be exercised with the form of election to purchase on the reverse thereof properly completed and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to the Warrant Agent for the account of the Company of the Exercise Price as adjusted as herein provided, for each of the Warrant Shares in respect of which such Warrant is then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check, payable to the order of the Company. In the alternative, each Holder may exercise its right to receive Warrant Shares (i) on a net basis, such that without the exchange of any funds, the Holder receives that number of Warrant Shares otherwise issuable upon exercise of its Warrants less that number of Warrant Shares having a fair market value equal to the aggregate Exercise Price that would otherwise have been paid by the Holder for the Warrant Shares being issued, (ii) by tendering Notes having an aggregate principal amount, plus accrued but unpaid interest, if any, thereon, to the date of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the Holder for the Warrant Shares being issued, or (iii) by a combination of the procedures in clauses (i) and (ii). For purposes of the foregoing sentence, "fair market value" of the Warrant Shares shall be as determined by the Board of Directors of the Company in good faith. The exercise of Warrants by Holders of beneficial interest in Global Warrants shall be effected in accordance with this Agreement and the procedures of the Depositary therefor. In the event that upon any exercise of

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          Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

                    The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof and/or the number of shares of Common Stock issuable upon the exercise of each Warrant shall, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

                    The Warrant Agreement provides that the Company shall be bound by certain registration obligations with respect to the Common Stock issuable upon exercise of the Warrants as set forth in the Warrant Registration Rights Agreement (as defined in the Warrant Agreement).

                    Warrant Certificates, when surrendered at the Principal Office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificate's of like tenor evidencing in the aggregate a like number of Warrants.

                    Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                    The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

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                         [Form of Election to Purchase]

                   (To Be Executed Upon Exercise Of Warrant)

                    The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________________ shares of Common Stock and herewith makes payment therefor. The undersigned requests that a certificate for such shares be registered in the name of ______________________________, whose address is ___________________________ and that such shares be delivered to_________________________________, whose address is
          ______________________________.  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________________________________________, whose address is
          _________________________, and that such Warrant Certificate be delivered to______________________________, whose address is_________.



                                    Signature



          Date:




                                    Signature Guaranteed

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